QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2002

EME HOMER CITY GENERATION L.P.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or principal jurisdiction of incorporation or organization)	333-92047-03 (Commission file number)	33-0826938 (I.R.S. employer identification no.)

1750 Power Plant Road
Homer City, Pennsylvania 15748
(Address of principal executive offices, including zip code)

724-479-9011
(Registrant's telephone number, including area code)

Items 1 through 4 and 6 through 9 are not included because they are not applicable.

Item 5. Other Events

        This current report includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events based upon knowledge of facts as of the date of this current report and our assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside our control. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        We operate three coal-fired electric generating units and related facilities located near Pittsburgh, Pennsylvania. The planned outages on Units 1 and 2 were scheduled to end on June 2, 2002.

        As a result of the Unit 3 selective catalytic reduction system ductwork collapse (previously disclosed on February 10, 2002), we reviewed the similar structures on Units 1 and 2 and determined that as a precaution it would be appropriate to install additional reinforcement in these structures. The additional reinforcement will extend the outages, but the units are expected to return to service before the end of June.

        The selective catalytic reduction systems for Units 1 and 2, which reduce emissions of nitrogen oxides from the boiler flue gas during the summer season, are expected to be operational when returned to service.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EME Homer City Generation L.P.
(Registrant)

		By:	Mission Energy Westside Inc., as General Partner
Date:	June 18, 2002	By:	/s/ KEVIN M. SMITH Kevin M. Smith Director, Vice President and Treasurer

QuickLinks

SIGNATURE